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                                                              EX-99.B5-INVTMGMT


                        INVESTMENT MANAGEMENT AGREEMENT


     AGREEMENT made this 1st day of November, 1992, by and between JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS, a Massachusetts business trust (the "Fund"), and JACKSON NATIONAL FINANCIAL SERVICES, INC., a Delaware corporation (the "Adviser").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, the shares of beneficial interest ("Shares") of which are registered under the Securities Act of 1933;

     WHEREAS, the Fund is authorized to issue Shares in separate series or portfolios with each representing the interests in a separate portfolio of securities and other assets;

     WHEREAS, the Fund intends to offer Shares in five portfolios, Jackson National Money Market Fund, Jackson National Tax-Exempt Fund, Jackson National Income Fund, Jackson National Growth Fund and Jackson National Total Return Fund, such portfolios (the "Initial Portfolios"), together with any other Fund portfolios which may be established later and served by the Adviser hereunder, being herein referred to collectively as the "Portfolios" and individually referred to as a "Portfolio" and

     WHEREAS, the Fund desires at this time to retain the Adviser to render investment advisory and management services to the Initial Portfolios, and the Adviser is willing to render such services;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. Employment; Services to Be Performed. The Fund hereby employs the Adviser to act as the investment adviser for the Initial Portfolios and other Portfolios hereunder and to manage the investment and reinvestment of the assets of such Portfolios, to continuously review, supervise and administer the Portfolios' investment programs, and to determine in its discretion the securities to be purchased or sold and the portion of each Portfolio's assets to be held uninvested, in accordance with the applicable investment objectives and policies and limitations, to administer the affairs of such Portfolios to the extent requested by the Board of Trustees of the Fund, and to provide the Fund with records concerning the Adviser's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities, all for the period and upon the terms herein set forth. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus, the Agreement and Declaration of Trust and the By-Laws of the Fund, as may from time to time be in force, as well as applicable laws and regulations.

     The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services for the Fund, to permit any of its


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officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions and to assume the obligations herein set forth for the compensation herein provided. It is understood and agreed that the Adviser, by separate agreements with the Fund, may also serve the Fund in other capacities. Notwithstanding anything in this Agreement to the contrary, the Adviser may arrange for some investment advisory services to be provided by another person at the expense of the Adviser; provided that any such arrangement shall comply with the Investment Company Act of 1940 ("1940 Act"), including Section 15 thereof.


     2. Additional Portfolios. In the event that the Fund establishes one or more portfolios other than the Initial Portfolios with respect to which it desires to retain the Adviser to render investment advisory and management services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Fund in writing whereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

3. Portfolio Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolios and is directed to use its best efforts to obtain best execution, which includes most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of any Portfolio, or be in breach of any obligation owing to the Fund or in respect of any Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. In addition, if in the judgment of the Adviser, the Fund would be benefited by supplemental services, the Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions which another broker or dealer may charge for the same transaction, provided that the Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Adviser will properly communicate to the officers and trustees of the Fund such information relating to transactions for any Portfolio as they may reasonably request.

     4. Compensation of the Adviser. For the services and facilities described in Section 1, the Fund will pay to the Adviser at the end of each calendar month, an investment management fee computed at an annual rate of the average daily net assets of the Portfolios subject to this Agreement as follows:




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
                                    Annual Rate of Average
            Portfolios                 Daily Net Assets

Jackson National Money Market                .50%
Jackson National Tax-Exempt                  .50%
Jackson National Income Fund                 .60%
Jackson National Growth Fund                 .25%
Jackson National Total Return Fund           .70%

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

5. Expenses. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account, for any other charges of the custodian, and for calculating the net asset value of the Fund as provided in the prospectus of the Fund. The Adviser shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including compensation of the trustees (other than those affiliated with the Adviser), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, and of any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, stationery, printing, postage, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of trust documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from the Adviser as herein provided without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

     If expenses borne by the Fund for those Portfolios which the Adviser manages in any fiscal year (including the Adviser's fee, but excluding interest, taxes, fees incurred in acquiring and disposing of portfolio securities, distribution services fees, extraordinary expenses and any other expenses excludable under state securities law limitations) exceed any applicable limitation arising under state securities laws, the Adviser will reduce its fee or reimburse the Fund for any excess to the extent required by applicable law. The expense limitation guarantee shall be allocated to each such Portfolio upon a fee reduction or reimbursement based upon the relative average daily net assets of each such Portfolio. If for any month the expenses of the Fund properly chargeable to the income account shall exceed 1/12 of the percentage of average net assets allowable as expenses, the payment to the Adviser for that month shall be reduced and if necessary the Adviser shall make a refund payment to the Fund so that the total net expense will not exceed such percentage. As of the end of the Fund's fiscal year, however, the

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foregoing computations and payments shall be readjusted so that the aggregate compensation payable to the Adviser for the year is equal to the percentage set forth in Section 4 hereof of the average net asset value as determined as described herein through out the fiscal year, diminished to the extent necessary so that the total of the aforementioned expense items of the Fund shall not exceed the expense limitation. The aggregate of repayments, if any, by the Adviser to the Fund for the year shall be the amount necessary to limit the said net expense to said percentage.

     Notwithstanding anything in the foregoing to the contrary, the Adviser shall not be obligated to reimburse the Fund in an amount exceeding its advisory fee for the period.

     The net asset value for each Portfolio shall be calculated in accordance with the provisions of the Fund's prospectus or at such other time or times as the trustees may determine in accordance with the provisions of the 1940 Act. On each day when net asset value is not calculated, the net asset value of a share of a Portfolio shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

6. Affiliations. Subject to applicable statutes and regulations, it is understood that trustees, officers or agents of the Fund are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as a trustee, officer or agent.

     7. Liability of Adviser. The Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     8. Activities of the Adviser. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby. It is agreed that the Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts or for managing its own or its affiliates accounts. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     9. Term; Termination; Amendment. This Agreement shall become effective with respect to the Initial Portfolios on November 1, 1992, provided that it has been approved by vote of a majority of the outstanding voting securities of each Portfolio in accordance with the requirements of the 1940 Act and shall remain in full force until February 28, 1994, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to each Portfolio, but only as long as such continuance is specifically approved for each Portfolio at least annually in


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the manner required by the 1940 Act and the rules and regulations thereunder;
provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Adviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder

     This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser on sixty (60) days written notice to the other party. The Fund also may effect termination with respect to any Portfolio by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Portfolio.

This Agreement may be terminated with respect to any Portfolio at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

     The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

     Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 4 earned prior to such termination.

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the other party against which enforcement of the charge, waiver, discharge or termination is sought.

     10. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

     11. Limitations on Liability. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by the Adviser for recovery of that portion of the investment management fee (or any other liability of the Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, the Adviser shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.


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     12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     13. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 11 hereof which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Michigan.

     IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed as of the day and year first above written.



                                     JACKSON NATIONAL CAPITAL
                                     MANAGEMENT FUNDS




                                      By:     /s/


                                      Title:  President


ATTEST:



/s/ John A. Knutson

Title:  Chief Financial Officer


                                     JACKSON NATIONAL FINANCIAL
                                     SERVICES, INC.


                                     By: /s/ Larry C. Jordan


                                     Title:  Chief Operating Officer


ATTEST:



/s/ Thomas J. Meyer
Title:  Secretary